UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2016

Zayo Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36690	26-1398293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Zayo Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

On January 15, 2016, Zayo Group, LLC (the "Company"), a wholly owned subsidiary of Zayo Group Holdings, Inc. (“Holdings”), and Zayo Capital Inc. entered into an Incremental Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of May 6, 2015 (as amended, the "Credit Agreement"). Per the terms of the Amendment, the Company added a new $400 million tranche under its existing Credit Agreement.  The incremental $400 million tranche will bear interest at LIBOR plus 3.5 percent with a minimum LIBOR rate of 1.0 percent and was priced at 99.0 percent. No other terms of the Credit Agreement were amended.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms contained in the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure

On November 20, 2015, the Company entered into a Share Purchase Agreement with MTS Allstream Holdings Inc., MTS Inc. and Manitoba Telecom Services Inc. (“MTS”) to acquire 100% of the equity interest in Allstream, Inc and Allstream Fiber U.S., Inc. (together “Allstream”), a provider of bandwidth and telecom services to business and public sector customers across Canada.  The acquisition of Allstream closed on January 15, 2016 (the “Acquisition”). The net consideration paid, subject to certain post-closing adjustments, was CAD $427 million ($298 million) and was paid with the Term Loan Proceeds.   The consideration paid is net of CAD $38 million ($26 million) of working capital deficits and other liabilities assumed by the Company in the Acquisition.

The Acquisition adds more than 18,000 route miles to the Company’s  fiber network, including 12,500 miles of long-haul fiber connecting all major Canadian markets and 5,500 route miles of metro fiber network connecting approximately 3,300 on-net buildings concentrated in Canada’s top five metropolitan markets.

Zayo will reorganize the Allstream business and assets into two strategic product groups. The first, Zayo Canada, will own and operate the Canadian fiber and data center assets and its products and customers will align with those of the Company. Zayo Canada will represent approximately half of Allstream’s acquired revenue base. The second strategic product group will include Allstream’s voice, unified communications and small enterprise businesses and will retain the Allstream brand.

Item 8.01.Other Items

On January 15, 2016, Holdings issued a press release announcing the Amendment to the Amended and Restated Credit Agreement. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

On January 15, 2016, Holdings issued a press release announcing the closing of the Allstream acquisition.  A copy of the press release is filed as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(a)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
10.1	Incremental Amendment to the Amended and Restated Credit Agreement dated as of May 6, 2015
99.1	Press Release dated January 15, 2016
99.2	Press Release dated January 15, 2016

The information contained under Item 7.01and 8.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the Company and Zayo, those risks and uncertainties discussed in each registrants’ Annual Report on Form 10-K for the year ended June 30, 2015 and each registrants’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, including but not limited to those under the heading "Risk Factors" to the extent each heading is included therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: January 15, 2016

/s/ Ken desGarennes
Zayo Group, LLC

	By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

DATED: January 15, 2016